Exhibit 99.1

SRx Health Solutions Announces the Cancellation of Approximately 18.8 Million Shares of its Capital Stock

The Company intends to explore all available legal remedies against former officers of SRx Canada

TAMPA, FL, August 14, 2025 — SRx Health Solutions, Inc. (NYSE American: SRXH) (the “Company”), a leading global health and wellness company, today announced that further to the previously disclosed grant of an Initial Order under the federal Companies’ Creditors Arrangement Act by the Ontario Superior Court of Justice to the Company’s Canadian subsidiary SRx Health Solutions (Canada), Inc. (“SRx Canada”) and certain of its subsidiaries, it has canceled approximately 18.8 million shares of its capital stock. The cancellation was made pursuant to a Settlement, Share Forfeiture and Mutual Release Agreement (the “Settlement Agreement”) between the Company and certain of the founders and former officers of SRx Canada, along with their respective affiliates and other related parties (the “Forfeiting Stockholders”).

Pursuant to the Settlement Agreement, the Forfeiting Stockholders have forfeited for cancellation approximately 18.8 million shares (the “Forfeited Shares”) of the capital stock of SRx Canada (the “Exchangeable Shares”) which are exchangeable for shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), on a one-for-one basis. The Forfeited Shares were originally issued pursuant to the terms of the previously announced arrangement transaction (the “Arrangement”) pursuant to which the Company acquired SRx Canada. In consideration of the Forfeited Shares, the Company has agreed to release the Forfeiting Stockholders from certain claims by the Company.

The Forfeited Shares represent approximately 60% of the aggregate number of shares of Common Stock and Exchangeable Shares issued and outstanding immediately prior to the execution of the Settlement Agreement.

The Company intends to explore all available legal remedies against former officers of SRx Canada who are not parties to the Settlement Agreement in order to recover any lost value on behalf of its stockholders.

About SRx Health Solutions, Inc.

SRx Health Solutions Inc. is an integrated Canadian healthcare services provider that operates within the specialty healthcare industry. The SRx network extends across all ten Canadian provinces, making it one of the most accessible providers of comprehensive, integrated, and customized specialty healthcare services in the country. SRx combines years of industry knowledge, technology, and patient-centric focus to create strategies and solutions that consistently exceed client expectations and drive critical patient care initiatives aimed to improve the wellness of Canadians.  For more information on SRx Health Solutions Inc., please visit www.srxhealth.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

SRx Health Solutions, Inc.

Kent Cunningham, Chief Executive Officer

Investor Contact:

KCSA Strategic Communications

Valter Pinto, Managing Director

T: 212-896-1254

Valter@KCSA.com